Exhibit 99

2000 Westchester Avenue, Purchase, New York 10577 • (914) 701-8000 FOR IMMEDIATE RELEASE Contacts: Dan Loh (Investors) – (914) 701-8200 Debbie Coffey (Media) – (914) 701-8951

Atlas Air Worldwide

Reports Second-Quarter 2019 Results

•	Reported Net Income of $86.9 million, $1.61 per Share
•	Reported Results Reflect Favorable Completion of Tax Examination and Impact of Warrant Accounting

•	Reported, Adjusted Results Impacted by Tariffs and Trade Tensions
•	Adjusted EBITDA of $86.4 Million
•	Adjusted Net Income of $4.5 million, $0.17 per Share
•	Updating Full-Year Outlook

PURCHASE, N.Y., August 1, 2019 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced second-quarter 2019 income from continuing operations, net of taxes, of $86.9 million, or $1.61 per diluted share, compared with a reported loss of $21.1 million, or $0.83 per diluted share, in the second quarter of 2018.

Reported results in the second quarter of 2019 included $59.8 million of tax benefits related to the favorable completion of an Internal Revenue Service examination of the company’s 2015 income tax return and an unrealized gain on outstanding warrants of $42.3 million. Reported results for the second quarter of 2018 included an unrealized loss on outstanding warrants of $50.0 million.

On an adjusted basis, EBITDA totaled $86.4 million in the second quarter this year compared with $125.5 million in the year-ago second quarter. Adjusted income from continuing operations, net of taxes, in the second quarter of 2019 totaled $4.5 million, or $0.17 per diluted share, compared with $49.7 million, or $1.75 per diluted share, in the year-ago quarter.

“Revenue and earnings in the second quarter were below our expectations, as air cargo volumes and yields were affected in the near term by the widely reported impact of tariffs and trade tensions,” said Chief Executive Officer William J. Flynn. “In addition, our results during the period were impacted by labor-related service disruptions.

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“With manufacturers and shippers taking a wait-and-see approach regarding tariffs and trade issues during the course of the quarter, we experienced a softening in anticipated commercial cargo block hours and yields in our Charter segment. On the military side of Charter, our cargo hours were in line with our expectations for the quarter and were up from the first quarter of this year as we anticipated they would be, but passenger demand for the military was less than expected.”

Mr. Flynn added: “Although these factors are near-term headwinds for our industry, we are well-positioned and managing through them, and are maintaining our focus on our longer-term strategies and growth drivers.

“Our actions include ongoing continuous improvement initiatives designed to increase productivity, enhance efficiency, and grow the business. Additionally, we remain committed to negotiating a competitive collective bargaining agreement for our pilots. Our recent bargaining sessions have made progress, and we look forward to the upcoming scheduled sessions to continue that progress toward an agreement that all parties want.”

He continued: “Based on current conditions, we now anticipate that our full-year adjusted net income will total approximately 80% of our 2018 adjusted net income.* Despite the present trade tensions and the resulting impacts on global airfreight, we have the right building blocks for the future, including our world-class employees; the modern, efficient, diversified aircraft and services that customers want; our focus on express, e-commerce and fast-growing markets; the scale and scope of our enterprise; and our leadership position in global aviation outsourcing.”

Second-Quarter Results

Revenue in the second-quarter of 2019 was relatively in line with revenue in the second quarter of 2018. Higher volumes during the period reflected an increase in ACMI flying that was partially offset by a decrease in Charter flying.

Higher ACMI segment revenue during the period reflected an increase in 767 and 737 flying, the start-up of 747-400 flying for new customers, and incremental 777 flying, partially offset by a decrease in the average rate per block hour primarily related to the growth in smaller-gauge 767 and 737 CMI flying.

ACMI segment contribution decreased during the quarter as increased levels of flying were more than offset by higher crew costs, including enhanced wages and work rules resulting from our interim agreement with pilots at Southern Air; additional heavy maintenance expense; and increased amortization of deferred maintenance costs. In addition, segment contribution was impacted by start-up costs for customer-growth initiatives as well as labor-related service disruptions.

Lower Charter segment revenue during the period was primarily driven by lower levels of flying and a decrease in average rate per block hour. Block-hour volumes primarily reflected a year-over-year decline in cargo and passenger demand from the military, and lower cargo demand from commercial customers reflecting the impact of tariffs and global trade tensions. The decrease in average rate primarily reflected lower commercial cargo yields (excluding fuel), partially offset by an increase in rates for the military.

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Lower Charter segment contribution was driven by the decrease in commercial cargo yields and volumes related to the impact of tariffs and global trade tensions; a decrease in military cargo and passenger flying; and additional heavy maintenance expense. Results were also affected by labor-related service disruptions.

In Dry Leasing, higher segment revenue during the quarter primarily reflected the placement of additional 767-300 converted freighter aircraft throughout 2018, as well as the placement of one 777-200 freighter in July 2018, partially offset by the scheduled return of a 777-200 freighter in March 2019 that is awaiting placement with a customer. Lower segment contribution was primarily due to the scheduled return of that 777-200 freighter in March 2019, partially offset by the placement of additional aircraft.

Higher unallocated income and expenses, net, during the quarter primarily reflected the recognition in the second quarter of 2018 of a refund of aircraft rent paid in previous years; fleet growth initiatives; and increased amortization of a customer incentive asset.

Reported earnings in the second quarter of 2019 also included an income tax benefit due mainly to the favorable completion of an IRS examination of our 2015 income tax return and, to a lesser extent, nontaxable changes in the fair value of outstanding warrants. On an adjusted basis, our results reflected an income tax benefit primarily related to the favorable completion of the IRS examination.

Cash and Short-Term Investments

At June 30, 2019, our cash and cash equivalents, short-term investments and restricted cash totaled $127.9 million, compared with $248.4 million at December 31, 2018.

The change in position resulted from cash used for investing and financing activities, partially offset by cash provided by operating activities.

Net cash used for investing activities during the first half of 2019 primarily related to capital expenditures and payments for flight equipment and modifications, including 767-300 aircraft and related freighter conversion costs, spare engines and GEnx engine performance upgrade kits.

Net cash used for financing activities during the period primarily reflected payments on debt obligations.

Half-Year Results

Reported results for the six months ended June 30, 2019 reflected income from continuing operations, net of taxes, of $57.2 million, or $2.21 per diluted share, which included $59.8 million of tax benefits related to the favorable completion of an IRS examination of our 2015 income tax return. Results for the first half compared with a loss from continuing operations, net of taxes, of $11.5 million, or $0.45 per diluted share, for the six months ended June 30, 2018 that was primarily due to an unrealized loss on financial instruments of $57.8 million.

On an adjusted basis, EBITDA totaled $204.0 million in the first half of 2019 compared with $219.3 million in the first half of 2018. First-half 2019 adjusted income from continuing operations, net of taxes, totaled $31.8 million, or $1.16 per diluted share, compared with $73.5 million, or $2.62 per diluted share, in the first half of 2018.

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Updating Our 2019 Outlook*

Reflecting our first-half results and our current market expectations for the balance of the year, we expect to fly approximately 330,000 block hours in 2019, with about 75% of the hours in ACMI and the balance in Charter.

We also anticipate revenue of approximately $2.9 billion, adjusted EBITDA of approximately $520 million, and adjusted net income of approximately 80% of our 2018 adjusted net income of $204.3 million.

Aircraft maintenance expense in 2019 is expected to total about $395 million, with depreciation and amortization totaling about $260 million. Core capital expenditures, which exclude aircraft and engine purchases, are projected to total approximately $135 to $145 million, mainly for parts and components for our fleet.

Due to the favorable completion of our IRS tax examination for 2015, we estimate our full-year 2019 adjusted effective income tax rate will be approximately 16%.

For the third quarter of 2019, we expect to fly approximately 85,000 block hours (about 75% in ACMI), with revenue of more than $700 million and adjusted EBITDA of about $125 million. We also expect that our third-quarter adjusted net income will represent a mid- to upper-teen percentage of our full-year adjusted net income.

We provide guidance on an adjusted basis because we are unable to predict, with reasonable certainty, the effects of outstanding warrants and other items that could be material to our reported results.*

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s second-quarter 2019 financial and operating results at 11:00 a.m. Eastern Time on Thursday, August 1, 2019.

Interested parties may listen to the call live over the Internet at www.atlasairworldwide.com (click on “Investors,” click on “Presentations” and on the link to the second-quarter call) or at the following Web address:

https://edge.media-server.com/mmc/p/6doge49v

For those unable to listen to the live call, a replay will be archived on the above websites following the call. A replay will also be available through August 9 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 6458834#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include Adjusted EBITDA; Adjusted income from continuing operations, net of taxes; Adjusted Diluted EPS from continuing operations, net of taxes; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Income (loss) from continuing operations, net of taxes; Diluted EPS from continuing operations, net of taxes; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP.

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Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. For example:

•	Adjusted EBITDA; Adjusted income from continuing operations, net of taxes; and Adjusted Diluted EPS from continuing operations, net of taxes, provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance. In addition, management’s incentive compensation is determined, in part, by using Adjusted EBITDA and Adjusted income from continuing operations, net of taxes.

•	Adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

•	Free Cash Flow helps investors assess our ability, over the long term, to create value for our shareholders as it represents cash available to execute our capital allocation strategy.

*We provide guidance on an adjusted basis and are unable to provide forward-looking guidance on a U.S. GAAP basis or a reconciliation to the most directly comparable U.S. GAAP measures because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items. The principal item is the impact on our results of our outstanding warrants, which are highly dependent on the change in our stock price during the period reported. These items are uncertain, depend on various factors, and could have a material impact on our U.S. GAAP results.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers the broadest array of Boeing 747, 777, 767, 757 and 737 aircraft for domestic, regional and international cargo and passenger operations.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasairworldwide.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

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Such forward-looking statements speak only as of the date of this release. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon; our ability to coordinate with Amazon to accept newly converted aircraft; the risk that the anticipated benefits of our agreements with Amazon will not be realized when expected, or at all; the possibility that Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; changes in U.S. and foreign government trade policies; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; significant data breach or disruption of our information technology systems; labor costs and relations, work stoppages and service slowdowns; the outcome of pending negotiations with our pilots’ union; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; additional regulatory guidance or changes in interpretations and assumptions with respect to the impact of the U.S. Tax Cuts and Jobs Act of 2017; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2019 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publically any forward-looking statement to reflect future events or circumstances.

*      *      *

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Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Operating Revenue	$663,918	$666,145	$1,343,601	$1,256,159

Operating Expenses
Salaries, wages and benefits	141,450	129,176	286,924	254,258
Aircraft fuel	122,158	129,706	228,479	226,009
Maintenance, materials and repairs	113,471	88,236	217,091	173,115
Depreciation and amortization	63,689	50,834	128,170	100,464
Travel	46,374	42,358	91,403	82,205
Aircraft rent	40,335	40,281	82,223	79,805
Navigation fees, landing fees and other rent	37,982	37,698	78,198	73,295
Passenger and ground handling services	30,525	30,202	62,685	58,264
Special charge	3,269	9,374	3,269	9,374
Transaction-related expenses	734	240	3,261	510
Other	54,961	47,094	106,054	97,345
Total Operating Expenses	654,948	605,199	1,287,757	1,154,644

Operating Income	8,970	60,946	55,844	101,515

Non-operating Expenses (Income)
Interest income	(1,278)	(1,388)	(3,322)	(3,112)
Interest expense	30,045	29,182	60,398	56,524
Capitalized interest	(627)	(1,465)	(1,090)	(3,215)
Loss on early extinguishment of debt	-	-	245	-
Unrealized (gain) loss on financial instruments	(42,300)	50,031	4,275	57,771
Other (income) expense, net	945	(7,277)	(2,030)	(11,752)
Total Non-operating Expenses (Income)	(13,215)	69,083	58,476	96,216
Income (loss) from continuing operations before income taxes	22,185	(8,137)	(2,632)	5,299
Income tax (benefit) expense	(64,683)	12,986	(59,790)	16,794

Income (loss) from continuing operations, net of taxes	86,868	(21,123)	57,158	(11,495)
Loss from discontinued operations, net of taxes	-	(27)	-	(43)

Net Income (Loss)	$86,868	$(21,150)	$57,158	$(11,538)
Earnings (loss) per share from continuing operations:
Basic	$3.36	$(0.83)	$2.22	$(0.45)
Diluted	$1.61	$(0.83)	$2.21	$(0.45)
Loss per share from discontinued operations:
Basic	$-	$(0.00)	$-	$(0.00)
Diluted	$-	$(0.00)	$-	$(0.00)
Earnings (loss) per share:
Basic	$3.36	$(0.83)	$2.22	$(0.45)
Diluted	$1.61	$(0.83)	$2.21	$(0.45)
Weighted average shares:
Basic	25,851	25,565	25,794	25,501
Diluted	26,953	25,565	25,921	25,501

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Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

(Unaudited)

	June 30, 2019	December 31, 2018

Assets
Current Assets
Cash and cash equivalents	$110,665	$221,501
Short-term investments	7,153	15,624
Restricted cash	10,093	11,240
Accounts receivable, net of allowance of $1,633 and $1,563, respectively	265,489	269,320
Prepaid expenses and other current assets	81,900	112,146
Total current assets	475,300	629,831
Property and Equipment
Flight equipment	5,252,971	5,213,734
Ground equipment	83,250	75,939
Less: accumulated depreciation	(954,100)	(860,354)
Flight equipment modifications in progress	128,166	32,916
Property and equipment, net	4,510,287	4,462,235
Other Assets
Operating lease right-of-use assets	538,631	-
Deferred costs and other assets	377,962	345,037
Intangible assets, net and goodwill	83,162	97,689
Total Assets	$5,985,342	$5,534,792

Liabilities and Equity
Current Liabilities
Accounts payable	$66,441	$87,229
Accrued liabilities	485,436	465,669
Current portion of long-term debt and finance lease	268,686	264,835
Current portion of long-term operating leases	146,091	-
Total current liabilities	966,654	817,733
Other Liabilities
Long-term debt and finance lease	2,125,228	2,205,005
Long-term operating leases	445,821	-
Deferred taxes	195,608	256,970
Financial instruments and other liabilities	124,922	187,120
Total other liabilities	2,891,579	2,649,095
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized; 31,026,500 and 30,582,571 shares issued, 25,854,140 and 25,590,293 shares outstanding (net of treasury stock), as of June 30, 2019 and December 31, 2018, respectively	310	306
Additional paid-in-capital	746,725	736,035
Treasury stock, at cost; 5,172,360 and 4,992,278 shares, respectively	(213,728)	(204,501)
Accumulated other comprehensive loss	(3,312)	(3,832)
Retained earnings	1,597,114	1,539,956
Total stockholders’ equity	2,127,109	2,067,964
Total Liabilities and Equity	$5,985,342	$5,534,792

[1]	Balance sheet debt at June 30, 2019 totaled $2,393.9 million, including the impact of $77.1 million of unamortized discount and debt issuance costs of $40.3 million, compared with $2,469.8 million, including the impact of $85.5 million of unamortized discount and debt issuance costs of $46.0 million at December 31, 2018.

[2]	The face value of our debt at June 30, 2019 totaled $2,511.3 million, compared with $2,601.3 million on December 31, 2018.

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Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Six Months Ended
	June 30, 2019	June 30, 2018

Operating Activities:
Income (loss) from continuing operations, net of taxes	$57,158	$(11,495)
Less: Loss from discontinued operations, net of taxes	-	(43)
Net Income (Loss)	57,158	(11,538)

Adjustments to reconcile Net Income (Loss) to net cash provided by operating activities:
Depreciation and amortization	157,820	121,606
Accretion of debt securities discount	208	(512)
Provision for allowance for doubtful accounts	4	1,179
Loss on early extinguishment of debt	245	-
Special charge, net of cash payments	3,269	9,374
Unrealized loss on financial instruments	4,275	57,771
Deferred taxes	(60,122)	16,561
Stock-based compensation	10,025	10,627
Changes in:
Accounts receivable	26	(27,699)
Prepaid expenses, current assets and other assets	(23,835)	(10,815)
Accounts payable and accrued liabilities	(40,076)	9,357
Net cash provided by operating activities	108,997	175,911
Investing Activities:
Capital expenditures	(76,754)	(54,791)
Payments for flight equipment and modifications	(99,161)	(448,388)
Proceeds from insurance	38,133	-
Proceeds from investments	9,313	5,399
Net cash used for investing activities	(128,469)	(497,780)
Financing Activities:
Proceeds from debt issuance	19,723	305,059
Payment of debt issuance costs	(955)	(4,781)
Payments of debt and finance lease obligations	(160,091)	(115,194)
Proceeds from revolving credit facility	50,000	135,000
Payment of revolving credit facility	-	(60,000)
Customer maintenance reserves and deposits received	8,039	8,169
Purchase of treasury stock	(9,227)	(10,319)
Net cash provided by (used for) financing activities	(92,511)	257,934
Net decrease in cash, cash equivalents and restricted cash	(111,983)	(63,935)
Cash, cash equivalents and restricted cash at the beginning of period	232,741	291,864
Cash, cash equivalents and restricted cash at the end of period	$120,758	$227,929

Noncash Investing and Financing Activities:

Acquisition of flight equipment included in Accounts payable and accrued liabilities	$51,996	$66,944

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Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Operating Revenue:
ACMI	$307,278	$277,795	$613,845	$544,175
Charter	315,679	346,778	620,793	631,975
Dry Leasing	43,535	39,958	113,481	76,350
Customer incentive asset amortization	(6,936)	(3,290)	(13,222)	(5,886)
Other	4,362	4,904	8,704	9,545
Total Operating Revenue	$663,918	$666,145	$1,343,601	$1,256,159

Direct Contribution:
ACMI	$40,640	$52,707	$80,647	$93,579
Charter	14,084	51,090	43,217	85,368
Dry Leasing	11,091	12,191	46,618	23,550
Total Direct Contribution for Reportable Segments	65,815	115,988	170,482	202,497

Unallocated income and expenses, net	(81,927)	(64,480)	(162,064)	(129,543)
Loss on early extinguishment of debt	-	-	(245)	-
Unrealized gain (loss) on financial instruments	42,300	(50,031)	(4,275)	(57,771)
Special charge	(3,269)	(9,374)	(3,269)	(9,374)
Transaction-related expenses	(734)	(240)	(3,261)	(510)
Income (loss) from continuing operations before income taxes	22,185	(8,137)	(2,632)	5,299

Add back (subtract):
Interest income	(1,278)	(1,388)	(3,322)	(3,112)
Interest expense	30,045	29,182	60,398	56,524
Capitalized interest	(627)	(1,465)	(1,090)	(3,215)
Loss on early extinguishment of debt	-	-	245	-
Unrealized (gain) loss on financial instruments	(42,300)	50,031	4,275	57,771
Other expense (income), net	945	(7,277)	(2,030)	(11,752)
Operating Income	$8,970	$60,946	$55,844	$101,515

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct operating and ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different commercial and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income (loss) from continuing operations before income taxes, excluding loss on early extinguishment of debt, unrealized gain (loss) on financial instruments, special charge, transaction-related expenses, and unallocated income and expenses, net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated income and expenses, net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue and other nonoperating costs.

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Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30, 2019	June 30, 2018	Percent Change

Income (loss) from continuing operations, net of taxes	$86,868	$(21,123)	NM
Impact from:
Special charge	3,269	9,374
Costs associated with transactions[1]	734	240
Leadership transition costs	541	-
Certain contract start-up costs[2]	1,694	-
Accrual for legal matters and professional fees	121	345
Noncash expenses and income, net[3]	11,515	7,455
Unrealized (gain) loss on financial instruments	(42,300)	50,031
Income tax effect of reconciling items	(3,652)	3,403
Special tax item[4]	(54,272)	-
Adjusted income from continuing operations, net of taxes	$4,518	$49,725	(90.9)%

Weighted average diluted shares outstanding	26,953	25,565
Add: dilutive warrant[5]	-	2,264
dilutive convertible notes	-	450
effect of convertible note hedges[6]	-	(450)
dilutive restricted stock	-	572
Adjusted weighted average diluted shares outstanding	26,953	28,401

Adjusted Diluted EPS from continuing operations, net of taxes	$0.17	$1.75	(90.3)%

	For the Six Months Ended
	June 30, 2019	June 30, 2018	Percent Change

Income (loss) from continuing operations, net of taxes	$57,158	$(11,495)	NM
Impact from:
Special charge	3,269	9,374
Costs associated with transactions[1]	3,261	510
Leadership transition costs	541	-
Certain contract start-up costs[2]	2,063	-
Accrual for legal matters and professional fees	162	563
Noncash expenses and income, net[3]	22,269	14,130
Loss on early extinguishment of debt	245	-
Unrealized loss on financial instruments	4,275	57,771
Net insurance recovery	(3,449)	-
Income tax effect of reconciling items	(3,681)	2,656
Special tax item[4]	(54,272)	-
Adjusted income from continuing operations, net of taxes	$31,841	$73,509	(56.7)%

Weighted average diluted shares outstanding	25,921	25,501
Add: dilutive warrant[5]	1,516	1,958
dilutive convertible notes	-	225
effect of convertible note hedges[6]	-	(225)
dilutive restricted stock	-	547
Adjusted weighted average diluted shares outstanding	27,437	28,006

Adjusted Diluted EPS from continuing operations, net of taxes	$1.16	$2.62	(55.7)%

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[1]	Costs associated with transactions in 2019 primarily related to a customer transaction with warrants and other costs associated with our acquisition of Southern Air. Costs associated with transactions in 2018 primarily related to costs associated with our acquisition of Southern Air.

[2]	Certain contract start-up costs represent unique training-aircraft costs required for a new customer contract.

[3]	Noncash expenses and income, net in 2019 and 2018 primarily related to amortization of debt discount on the convertible notes and amortization of the customer incentive asset related to the outstanding warrants.

[4]	Special tax item represents income tax benefits from the completion of a 2015 IRS examination that are not related to ongoing operations.

[5]	Dilutive warrants represent potentially dilutive common shares related to the outstanding warrants. These shares were excluded from Diluted EPS from continuing operations, net of taxes prepared in accordance with GAAP when they would have been antidilutive.

[6]	Economic benefit from the convertible notes hedges in offsetting dilution from the convertible notes.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30, 2019	June 30, 2018

Net Cash Provided by Operating Activities	$55,228	$106,786
Less:
Capital expenditures	46,170	28,700
Capitalized interest	627	1,465
Free Cash Flow[1]	$8,431	$76,621

	For the Six Months Ended
	June 30, 2019	June 30, 2018

Net Cash Provided by Operating Activities	$108,997	$175,911
Less:
Capital expenditures	76,754	54,791
Capitalized interest	1,090	3,215
Free Cash Flow[1]	$31,153	$117,905

[1]	Free Cash Flow = Net Cash Provided by Operating Activities minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

12

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Income (loss) from continuing operations, net of taxes	$86,868	$(21,123)	$57,158	$(11,495)
Income tax (benefit) expense	(64,683)	12,986	(59,790)	16,794
Income (loss) from continuing operations before income taxes	22,185	(8,137)	(2,632)	5,299
Special charge	3,269	9,374	3,269	9,374
Costs associated with transactions[1]	734	240	3,261	510
Leadership transition costs	541	-	541	-
Certain contract start-up costs[2]	1,694	-	2,063	-
Accrual for legal matters and professional fees	121	345	162	563
Noncash expenses and income, net[3]	11,515	7,455	22,269	14,130
Loss on early extinguishment of debt	-	-	245	-
Net insurance recovery	-	-	(3,449)	-
Unrealized (gain) loss on financial instruments	(42,300)	50,031	4,275	57,771

Adjusted pretax income	(2,241)	59,308	30,004	87,647

Interest expense, net[4]	24,034	22,637	47,885	42,899
Other non-operating expenses (income)	945	(7,277)	(2,030)	(11,752)

Adjusted operating income	22,738	74,668	75,859	118,794

Depreciation and amortization	63,689	50,834	128,170	100,464

Adjusted EBITDA[5]	$86,427	$125,502	$204,029	$219,258

Income tax expense (benefit)	$(64,683)	$12,986	$(59,790)	$16,794
Income tax effect of reconciling items[6]	(3,652)	3,403	(3,681)	2,656
Special tax item[7]	(54,272)	-	(54,272)	-
Adjusted income tax expense (benefit)	(6,759)	9,583	(1,837)	14,138
Adjusted pretax income	$(2,241)	$59,308	$30,004	$87,647
Adjusted effective tax expense (benefit) rate	(301.6)%	16.2%	(6.1)%	16.1%

[1]	Costs associated with transactions in 2019 primarily related to a customer transaction with warrants and other costs associated with our acquisition of Southern Air. Costs associated with transactions in 2018 primarily related to costs associated with our acquisition of Southern Air.

[2]	Certain contract start-up costs represent unique training-aircraft costs required for a new customer contract.

[3]	Noncash expenses and income, net, in 2019 and 2018 primarily related to amortization of debt discount on convertible notes and amortization of the customer incentive asset related to outstanding warrants.

[4]	Reflects impact of noncash expenses and income related to convertible notes, debt and investments.

[5]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, special charge, costs associated with transactions, leadership transition costs, certain contract start-up costs, accrual for legal matters and professional fees, noncash expenses and income, net, loss on early extinguishment of debt, net insurance recovery, and unrealized (gain) loss on financial instruments, as applicable.

[6]	See Non-GAAP reconciliation of Adjusted income from continuing operations, net of taxes.

[7]	Special tax item represents income tax benefits from the completion of a 2015 IRS examination that are not related to ongoing operations.

13

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2019	June 30, 2018	Increase/ (Decrease)	June 30, 2019	June 30, 2018	Increase/ (Decrease)

Block Hours
ACMI	61,942	53,230	8,712	121,722	103,092	18,630
Charter	17,661	18,981	(1,320)	34,321	35,041	(720)
Cargo	12,888	13,887	(999)	24,367	25,278	(911)
Passenger	4,773	5,094	(321)	9,954	9,763	191
Other	679	449	230	1,299	1,022	277
Total Block Hours	80,282	72,660	7,622	157,342	139,155	18,187

Revenue Per Block Hour
ACMI	$4,961	$5,219	$(258)	$5,043	$5,279	$(236)
Charter	$17,874	$18,270	$(396)	$18,088	$18,035	$53
Cargo	$17,473	$18,436	$(963)	$17,710	$18,262	$(552)
Passenger	$18,957	$17,815	$1,142	$19,012	$17,448	$1,564

Average Utilization (block hours per day)
ACMI[1]	8.7	8.7	-	8.7	8.5	0.2
Charter
Cargo	8.4	10.8	(2.4)	8.2	10.3	(2.1)
Passenger	5.9	9.3	(3.4)	6.2	9.0	(2.8)
All Operating Aircraft[1,2]	8.5	9.1	(0.6)	8.4	8.9	(0.5)

Fuel
Charter
Average fuel cost per gallon	$2.37	$2.42	$(0.05)	$2.30	$2.30	$-
Fuel gallons consumed (000s)	51,596	53,508	(1,912)	99,468	98,458	1,010

[1]	ACMI and All Operating Aircraft averages in the second quarter and first six months of 2019 reflect the impact of increases in the number of CMI aircraft and amount of CMI flying compared with the same periods of 2018.

[2]	Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

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Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2019	June 30, 2018	Increase/ (Decrease)	June 30, 2019	June 30, 2018	Increase/ (Decrease)

Segment Operating Fleet (average aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	8.2	9.0	(0.8)	8.6	9.0	(0.4)
747-400 Cargo	18.4	16.2	2.2	18.0	16.0	2.0
747-400 Dreamlifter	3.6	3.1	0.5	3.6	3.1	0.5
777-200 Cargo	6.4	5.0	1.4	6.2	5.0	1.2
767-300 Cargo	25.0	19.3	5.7	25.3	18.3	7.0
767-200 Cargo	9.0	9.0	-	9.0	9.0	-
737-800 Cargo	1.8	-	1.8	0.9	-	0.9
737-400 Cargo	5.0	5.0	-	5.0	5.0	-
747-400 Passenger	-	-	-	-	0.5	(0.5)
767-200 Passenger	1.0	1.0	-	1.0	1.0	-
Total	78.4	67.6	10.8	77.6	66.9	10.7
Charter
747-8F Cargo	1.6	1.0	0.6	1.3	1.0	0.3
747-400 Cargo	15.2	12.6	2.6	15.1	12.2	2.9
767-300 Cargo	-	0.5	(0.5)	-	0.4	(0.4)
747-400 Passenger	4.0	2.0	2.0	4.0	2.0	2.0
767-300 Passenger	4.9	4.0	0.9	4.9	4.0	0.9
Total	25.7	20.1	5.6	25.3	19.6	5.7
Dry Leasing[1]
777-200 Cargo	7.0	7.0	-	7.5	6.7	0.8
767-300 Cargo	21.0	15.6	5.4	21.3	14.8	6.5
757-200 Cargo	1.0	1.0	-	1.0	1.0	-
737-300 Cargo	1.0	1.0	-	1.0	1.0	-
737-800 Passenger	1.0	1.0	-	1.0	1.0	-
Total	31.0	25.6	5.4	31.8	24.5	7.3
Less: Aircraft Dry Leased to CMI Customers	(23.0)	(16.6)	(6.4)	(23.3)	(15.5)	(7.8)
Total Operating Average Aircraft Equivalents	112.1	96.7	15.4	111.4	95.5	15.9

[1]	ACMI average fleet excludes spare aircraft provided by CMI customers and Dry Leasing average fleet excludes aircraft awaiting placement.

15